Exhibit 32.1

Certifications Pursuant to
Rule 13a-14(b) Under The Exchange Act And 18 U.S.C. Section 1350

     In connection with the Quarterly Report of Ixia (the “Company”) on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Errol Ginsberg, President and Chief Executive Officer of the Company and, Thomas B. Miller, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2004	By:	/s/ Errol Ginsberg

Errol Ginsberg
Chief Executive Officer

Date: November 8, 2004	By:	/s/ Thomas B. Miller

Thomas B. Miller
Chief Financial Officer